U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2011

TEMPCO, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7625 East Via Del Reposo

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2011, Mr. Andrew Ecclestone was elected as a Director of the Company to fill an existing vacancy on the Board of Directors. He was also elected as Chairman of the Board of Directors. Mr. Ecclestone, age 50, is presently the portfolio manager of Mountainview Asset Management, a private investment fund in Toronto, Canada, which he founded in June 2002. From October 2000 to May 2002, he was the portfolio manager of Thomson Kernaghan Company Ltd, in Toronto, Canada. From June 1999 to September 2000, Mr. Ecclestone was the corporate finance consultant for Storm Investment Management Ltd. in North York, Ontario, Canada. For the previous three years, he was the senior equity portfolio manager for the Independent Order of Foresters in North York, Ontario. From 1988 until 1996, he performed various portfolio manager responsibilities and held business analyst positions with several companies. Mr. Ecclestone received a Bachelor of Technology Degree, in industrial engineering, from the Ryerson Polytechnical Institute, Toronto, Canada, in 1985 and an M.B.A. from York University, North York, Ontario, in 1988. He has been a Chartered Financial Analyst since 1998. Mr. Ecclestone does not beneficially own any of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2011	Tempco, Inc.

By: /s/ Fred Burstein
Fred Burstein, President and Chief Executive Officer